Exhibit 15

    LETTER REGARDING UNAUDITED INTERIM FINANCIAL INFORMATION


R&B Falcon Corporation

We  are  aware  that  R&B Falcon Corporation has  incorporated by reference in its Registration Statements No. 333-43475, 333-67755, 333-67757, 333-68101, 333-81179, 333-81181, 333-81381,
333-88839, 333-88841, 333-88843 and 333-42886  its  Form 10-Q for
the quarter ended June 30, 2000, which includes our report dated July 31, 2000 covering the unaudited interim financial information contained therein. Pursuant to Regulation C of the Securities Act of 1933, that report is not considered a part of the registration statements prepared or certified by our Firm or a report prepared or certified by our Firm within the meaning of Sections 7 and 11 of the Act.


/s/Arthur Andersen LLP

Houston, Texas
August 11, 2000